                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                  American Axle & Manufacturing Holdings, Inc..
             (Exact name of registrant as specified in its charter)
                      ------------------------------------

       Delaware                                         36-3161171
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

                              1840 Holbrook Avenue
                               Detroit, Michigan          48212
               (Address of Principal Executive Offices) (Zip Code)

                       AMERICAN AXLE & MANUFACTURING, INC.
                PERSONAL SAVINGS PLAN FOR HOURLY-RATE ASSOCIATES
                                       AND
                       AMERICAN AXLE & MANUFACTURING, INC.
                              SALARIED SAVINGS PLAN

                            (Full title of the plans)
                       -----------------------------------
                              Patrick S. Lancaster
        Group Vice President, Chief Administrative Officer and Secretary
                              1840 Holbrook Avenue
                          Detroit, Michigan 48212-3488
                                 (313) 974-2333
(Name, address and telephone number, including area code, of agent for services)
                        ---------------------------------
                                   Copies to:

                              David B. Braun, Esq.
                                   Butzel Long
                           150 W. Jefferson, Ste. 900
                          Detroit, Michigan 48226-4430
                                 (313) 983-7454
                      ------------------------------------

                         CALCULATION OF REGISTRATION FEE


Title of Securities       Amount           Proposed Maximum     Proposed              Amount of
to be                     to be            Offering Price       Aggregate             Registration
Registered                Registered (1)   Per Share (2)        Offering Price(2)     Fee (2)(3)

Common Stock
($.01 par value)          2,000,000        $10.43               $20,860,000           $5,215

(1) In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.



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(2)      Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of American Axle Common Stock as reported on the New York Stock Exchange on September 21, 2001.

(3) A registration fee of $49,318 was paid with respect to the earlier registration of 7,500,000 common shares pursuant to Registration No. 333-66098, of which $8,220 represents the fee associated with the common shares that were not sold in the offering. The Company is applying the fee associated with these unsold shares to the payment of the fees associated with this registration statement.




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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given, as requested, to plan participants in the American Axle & Manufacturing, Inc. Salaried Savings Plan or the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates, respectively, as specified by Rule 428 of the Securities Act of 1933 (the "Securities Act"), as amended. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by American Axle & Manufacturing Holdings, Inc. a Delaware corporation (the "Company"), with the Commission are incorporated by reference into this Registration Statement:

         (a) The Company's registration statement on Form S-3 (Commission File No. 333-66098).

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (Commission File No. 1-14303).

         (c) The Company's Annual Report on Form 10-K for the year ended December 31, 2000 (Commission File No. 1-14303).

         (d) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A dated July 15, 1998, (Commission File No. 1-14303 incorporating by reference the "Description of Capital Stock" in our Registration Statement on Form S-1, Commission File No. 333-53491) including any amendments or reports filed for the purpose of updating such description.

         (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of the post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.


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

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes the registrant to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         Reference is hereby made to Article VI of the registrant's bylaws, a copy of which is filed as Exhibit 3.02, which provides for indemnification of officers and directors of the registrant to the full extent authorized by
Section 145 of the Delaware Law. Section 7 of Article VI of the bylaws authorizes the registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

         The registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

         Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. Reference is made to Article Sixth of the registrant's certificate of incorporation, a copy of which is filed as Exhibit 3.01, which limits a director's liability in accordance with such Section

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits

Exhibit
Number                                       Description
------                                       -----------

4.1 The Company's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-1 (Registration Statement No. 333-53491)).

4.2               The Company's Bylaws (incorporated herein by reference to
                  Exhibit 3.02 to the Company's Registration Statement on Form S-1 (Registration Statement No. 333-53491)).


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5.1*              Opinion of Richard G. Raymond, Esq. as to the legality of the securities being offered.

10.1*             Restatement of the American Axle & Manufacturing, Inc.
                  Personal Savings Plan for Hourly-Rate Associates dated September 27, 2001.

10.2*             Restatement of the American Axle & Manufacturing, Inc.
                  Salaried Savings Plan dated September 27, 2001

23.1*             Consent of Deloitte & Touche LLP, independent auditors

23.2*             Consent of Richard G. Raymond, Esq. (included in Exhibit 5.1)

*Filed Herewith.

         The Company will or has submitted the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) to include any material information with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offer of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities


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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on September 28, 2001.


                   AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

                              /s/ Patrick S. Lancaster
                              ---------------------------------
                              By:     Patrick S. Lancaster
                              Group Vice President, Chief Administrative Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of September, 2001.


SIGNATURE                                      TITLE

/s/ Richard E. Dauch
------------------------   Co-Founder, Chairman of the Board of Directors
Richard E. Dauch           and Chief Executive Officer

/s/ Robin J. Adams
------------------------   Executive Vice  President-Finance and Chief
Robin J. Adams             Financial Officer

/s/ Forest J. Farmer
------------------------   Director
Forest J. Farmer

/s/ Robert L. Friedman
------------------------   Director
Robert L. Friedman

/s/ Richard C. Lappin
------------------------   Director
Richard C. Lappin

/s/ B. G. Mathis
------------------------   Director
B. G. Mathis

/s/ L.W. McCurdy
------------------------   Director
L.W. McCurdy

/s/ Bret D. Pearlman
------------------------   Director
Bret D. Pearlman



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/s/ John P. Reilly
------------------------   Director
John P. Reilly

/s/ Thomas K. Walker
-------------------------  Director
Thomas K. Walker



















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                                 EXHIBIT INDEX


Exhibit        Exhibit
Number         Description
------         -----------

 5.1* Opinion of Richard G. Raymond, Esq. as to the legality of the securities being offered.

 10.1* Restatement of the American Axle & Manufacturing, Inc. Personal Savings Plan for Hourly-Rate Associates dated September 27, 2001.

 10.2* Restatement of the American Axle & Manufacturing, Inc. Salaried Savings Plan dated September 27, 2001.

 23.1*         Consent of Deloitte & Touche LLP, independent auditors

 23.2*         Consent of Richard G. Raymond, Esq. (included in Exhibit 5.1)

*Filed Herewith.